Stifel Nicolaus
West Coast - September 2009

Forward Looking Statements

■ Total Assets      $2.6 bil
■ Branches      69
■ FTE      830
■ Market Cap     $480 mil
■ Institutional Ownership   56%
■ Avg Daily Volume    $2.5 mil
 Date: June 30, 2009

1st Branch Share & 9% Deposit Share
in Huntington WV/Ashland KY MSA
$3.8 Billion
1st Branch Share & 10% Deposit Share
in WV’s largest market; $5.3B
1st & 27% Deposit Share
$2.0 Billion
2nd Branch Share & 8% Deposit
Share in Morgan, Berkeley
& Jefferson Co. WV
$1.9 Billion
Key Markets

Asset Quality: a function of culture
and market
• City’s Loans are 60% Retail/40% Commercial
• City’s market area tends to be more stable
• Real Estate prices in City’s market area have
 been relatively stable
• City’s Past-due loan trends are stable
• City’s non-performing asset levels are
 stronger than peers
• City has been aggressive about charging
 down non-performing loans

Conservative Loan Portfolio Mix
Loan to Deposits 88.8%
Loan to Deposits 98.8%
Sample of 266 publicly traded banks
and thrifts with assets between $1-$10
billion as of December 31, 2007
As of December 31, 2008

Retail Loan Facts:
•Residential RE are 1,3,5 and 10 Yr ARMs
•No Sub-prime, Interest-only, Option Adjustable
•Home Equity loans include LOCs, fixed amortizing
loans, non-purchase adjustable loans
•65% of Home Equity Loans are 1st Lien Position
•66% of Home Equity Loans have a LTV < 80%.
•Ave Loan Balance for Residential RE is $78,000
•Ave Loan Balance for Home Equity loans is $35,000

Stable Past-Due Loans (30+ days)

NPA’s to Loans & OREO

31%
45%

Commercial
$3.026 MM
$1.367MM
Net Charge-offs
2009:1 Half $5.1 MM
0.28% of Average Loans

Greenbrier Resort Speculative
Properties - 6/30/09
Original Loan Balances    $ 18.6 MM
Current Loan Book Balance net of reserves $ 5.4 MM
OREO after Charge-off’s     $ 6.7 MM
On-Balance Sheet:      $ 12.1 MM
       (65% of orig loan)

Investment Portfolio at 6/30/09
	Orig. Cost	Other than Temporary Impairment Charges (Cumm)	Unrealized Gains/ (Losses)	Carrying Value
FNMA & FHLMC Pfd	$22.7	($21.1)	($1.0)	$0.6
Municipals	$ 49.3	$0	($0.4)	$48.8
MBS	$292.8	$0	$6.2	$299.0
Pool Bank Trust Pfd	$ 27.1	($18.3)	($5.4)	$3.4
Single Issue Bank Trust Pfd; Bank Holding Company Pfd; Sub-debt of FI’s	$110.8	($1.0)	($14.0)	$95.8
Money Markets & Mutual Funds	$64.8	$0	$0	$64.8
Fed & FHLB Stock	$ 13.0	$0	$0	$13.0
Bank Equities	$ 8.9	$0	($3.0)	$5.9

Profitability: CHCO is consistently
among the most profitable banks:
	2005	2006	2007	2008	2008 Peers Median	2009 1st Half
Reported ROA	2.09%	2.11%	2.03%	1.12%	0.58% - 87th %ile	1.63%
ROTE	22.3%	22.4%	21.0%	11.4%	8.5% - 69st %ile	18.4%
Tangible Common Equity/TA	9.5%	10.1%	9.7%	8.83%	6.4% - 90th %ile	9.11%
NIM	4.49%	4.56%	4.34%	4.64%	3.67%- 92nd %ile	4.29%
Efficiency Ratio	46.7%	44.5%	45.9%	46.3%	63.1% - 92nd %ile	50.4%
Non-Int Rev/Total Rev	34%	34%	34%	36%	23% - 94th %ile	37.7%
* Non-Int Reve excludes gain on Visa IPO; Securities Losses

CHCO faced “normalization” of provision
and loss of PSL revenues from 2003-2008:

Previously Securitized Loans:

Core growth in revenues in 2003-2008 offset
lower earnings from PSL balances
	2004	2005	2006	2007	2008	2009 Projected
Average Balances	$83.5 MM	$42.9 MM	$22.3 MM	$10.5 MM	$5.2 MM	$3.6MM
Rate	17.4%	26.6%	42.2%	69.1%	108%	120%
Gross Interest Revenue	$14.5 MM	$11.4 MM	$9.4 MM	$7.3 MM	$5.6MM	$4.0MM

Liabilities: Low Cost and stable
deposits drives profitability
Data: December 31, 2008

CHCO’s Cost of Funds Advantage:
	CHCO	Peers	Advantage
CD’s	3.87%	3.81%	-6 Bps
Interest Bearing Deposits	2.48%	2.74%	26 Bps
Total Deposits	2.08%	2.33%	25 Bps
Interest Bearing Liabilities	2.48%	2.90%	52 Bps
Top quartile

Strong Deposit Franchise drives top
decile Non-Interest Revenue:
24%
76%
64%
*As of December 31, 2008. Non-
interest income excludes other than
temporary impairment losses and
VISA IPO gain
Sample of 249 reporting publicly traded
banks and thrifts with assets between
$1 and $10 billion as of December 31,
2008, excluding investment
gains/losses
94th percentile

And, retail branch service charges
have demonstrated strong GROWTH:
14.8% CAGR
2001 to 2008

Net Interest Margin
Strong NIM driven by solid core deposit
franchise & strong NIM management

- Purchased $600 million during 2005-2006
- Sold late 2008
- Positions CHCO for rising rates
Notional	Prime Rate	Term Date
$100MM	8%	June 2011
$100MM	7.75%	May 2011
$50MM	6.75%	Nov 2009
$100MM	6%	June 2010
$100MM	6%	June 2009
Prime-based Floors:

CHCO is well positioned with respect to
interest rate risk:
Immediate Basis Point Change in Interest Rates	Estimated Increase of Decrease in Net Income between 1-12 months
+300 Bp	+9.7%
+200 Bp	5.9%
+100 Bp	2.2%
Data: June 30. 2009
Interest Rate Risk to Net
Interest Margin:

Interest Rate Risk Summary:
 ◆ CHCO is less dependent upon NII than its
 peers
 t Fee income in top 10% of peer group
 ◆ CHCO’s NIM is strong relative to peers based
 upon strong core deposit franchise
 ◆ Due to Prime-based floors, CHCO’s NIM is
 among the best in the industry
 t In 2nd Q of 2009, Prime-based floors were
 worth 47 bp of NIM
 ◆ CHCO is positioned to benefit from economic
 recovery
 t An increase of 300 Bp in rates would result
 in an increase of 41 bp of NIM

CHCO positioned to focus on
Growth within its markets:
■ Commercial
■ Retail
■ Insurance
■ Trust & Investment Management

■ Opportunity:
 City’s mix is 40%
 Commercial/60%
 Retail reflecting
 City’s historic retail
 focus.
■ Opportunity: Some
 competitors have
 stopped lending.
■ Opportunity:
 City has launched a
 successful new cash
 management initiative
 to address depository
 needs of larger
 business customers.

City Opened 4 Wal-Marts in key markets
where it had significant share:

Branch Renovations/Expansions to
meet customer demand:

A Focus: Eastern Panhandle Expansion

Expansion into Bluefield WV-VA:
Bluefield WV-VA:
 County Deposits:$1.7 billion
 Branches: 50
 Largest Competitors: BB&T (27%), FCBC (26%)

City’s Newest Location: Hurricane WV
Putnam Co. WV:
County Deposits:$761 MM
Branches: 18
Largest Competitors:
Putnam Co. Bank (50%)
BB&T (10%)

City’s Next Location: South Charleston

CityInsurance
■ 2006 Revenues   $2.3 million
■ 2007     $4.1 million
■ 2008    $4.2 million
■ 2009 YTD    $3.3 million
Strategies:
 ◆ Added Workers Compensation Dept in 2006/7
 ◆ Added Personal Lines Department in 2006/7
 ◆ Opened Beckley WV Office in 2006/7
 ◆ Opened Martinsburg Office in 4th Q 2008
 ◆ Opened Ashland Office in 4th Q 2008
 ◆ Acquired Nitro-based Patton Ins. Agency in Dec 2008
 ◆ Added Medicus Representation in late 2008
 ◆ Acquired Teays Valley based Dickens & Clark in Apr 09

Trust AUM: CAGR (04-08) 8%
 Grew AUM in 2008 despite market by taking share

CHCO: Capital Flexibility
  Tangible Common Equity at 6/30/09: 9.11%
  No TARP!!!!
  Dividends
 - Increased 10% in April 2004 to $0.88
 - Increased 14% in April 2005 to $1.00
 - Increased 12% in April 2006 to $1.12
 - Increased 11% in April 2007 to $1.24
 - Increased 10% in April 2008 to $1.36
 - Dividend Yield over 4%
 - Dividend Payout Ratio of < 50% (Analyst Est. EPS)
  Share Repurchases
 - Purchased 1,651,172 shares in 2007 and 2008 (9.4% of
 outstanding shares at 12/31/06)
 - Driven by CHCO’s strong profitability, coupled with
 CHCO’s dividend coverage ratio against first call
 estimates, CHOC can achieve greater long-term share
 repurchase activity than peers.

Acquisitions:
$100MM to $500MM in assets
WV, SE Ohio, Eastern KY, I81 Corridor from VA
thru MD, SW Pennsylvania, North Carolina

Pricing Metrics*:
■ Price to Book:      167%
■ Price to Tangible Book:     207%
■ Price to 2010 Projected Earnings** 10.9x
■ Dividend Yield     4.5%
■ Div Payout Ratio (First Call)**   49%
■ Tangible Capital/Tangible Assets  9.11%
■ Institutional Ownership    56%
* Based on Price of $30.40 (9/9/09)
** Based on analyst estimate of $2.80 (average of 5)
CHCO represents good value and
stability